UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 16, 2024

OIL-DRI CORPORATION OF AMERICA
(Exact name of the registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 North Michigan Avenue, Suite 400		60611-4213
Chicago, Illinois		(Zip Code)
(Address of principal executive offices)

The registrant's telephone number, including area code: (312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ODC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.
Stock Purchase Agreement

On April 16, 2024, Oil-Dri Corporation of America, a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Ultra Pet, LLC, a Delaware limited liability company (“Seller”), Ultra Pet Company, Inc., a Delaware corporation (“Ultra Pet”), and certain equityholders of Seller set forth on the signature page thereto (“Seller’s Equityholders”), pursuant to which the Company has agreed to purchase all of the issued and outstanding shares of capital stock of Ultra Pet (the “Shares”) from Seller (the “Transaction”).

The Purchase Agreement provides that, upon the terms and subject to the conditions thereof, the Company will acquire the Shares for an aggregate cash consideration of approximately $46 million, subject to certain adjustments set forth in the Purchase Agreement (as adjusted, the “Purchase Price”). The Transaction is not subject to any financing condition or contingency, and the Company expects to fund the Purchase Price with cash on hand, the BMO Advance (as defined below) and through the issuance of up to $10 million in aggregate principal amount of notes pursuant to the shelf facility provisions of the Company’s existing Amended and Restated Note Purchase and Private Shelf Agreement, dated as of May 15, 2020, with PGIM, Inc. (“Prudential”) and certain existing noteholders affiliated with Prudential named therein, as amended (the “Notes”). A portion of the Purchase Price will be deposited in specified escrow accounts for the purposes of satisfying any post-Closing indemnification claims made pursuant to the Purchase Agreement (the “Indemnity Escrow”) and certain post-Closing adjustments pursuant to the Purchase Price.

The Purchase Agreement contains customary representations, warranties and covenants of each of the parties. Among other things, from the date of the Purchase Agreement until the earlier of the consummation of the Transaction or the termination of the Purchase Agreement in accordance with its terms, Seller is required to cause Ultra Pet and its subsidiaries to conduct their businesses in the ordinary course of business consistent with past practice and to comply with certain other covenants regarding the operation of their businesses.

Each party’s obligations to consummate the Transaction is subject to certain customary conditions to closing set forth in the Purchase Agreement, including, among others, (i) subject to certain materiality exceptions, the accuracy of representations and warranties and compliance with the covenants of each of the parties contained in the Purchase Agreement and (ii) the absence of any order, law, injunction or other legal restraint preventing the consummation of the Transaction. The Company’s obligation to consummate the Transaction is also conditioned on, among other things, the absence of the occurrence of a Material Adverse Effect (as defined in the Purchase Agreement).

The Company anticipates that the Transaction will close in its fourth quarter of fiscal year 2024, subject to certain customary termination rights contained in the Purchase Agreement, including the right of either the Company or Seller to terminate the Purchase Agreement (i) in the event of an uncured material breach of the Purchase Agreement by the other party, (ii) if the conditions to closing set forth therein have not been satisfied by June 15, 2024, or (iii) by mutual consent. The Company may also terminate upon the occurrence of a Material Adverse Effect on Ultra Pet.

The Purchase Agreement also includes indemnification provisions whereby Seller and Seller’s Equityholders will indemnify the Company and other related indemnified parties for losses arising out of, among other things, inaccuracies in, or breaches of, the representations, warranties and covenants of Seller and Seller’s Equityholders. The Company and the other related indemnified parties will be able to make claims first against the Indemnity Escrow account as a source of recovery for post-Closing indemnification claims, subject to the terms and limitations set forth in the Purchase Agreement.

Amendment No. 7 to the BMO Credit Agreement

In connection with the Transaction, on April 16, 2024, the Company entered into the Seventh Amendment to Credit Agreement (the “Seventh Amendment”), which amends that certain Credit Agreement, dated as of January 27, 2006, as amended (the “Credit Agreement”), among BMO Bank N.A. (formerly known as BMO Harris Bank N.A.) (“BMO”), the Company and certain domestic subsidiaries of the Company. The Seventh Amendment amends the Credit Agreement to, among other things:

•revise the method for calculating consolidated EBITDA for purposes of financial covenant compliance under the Credit Agreement;

•revise the conditions precedent to provide specific conditions to the advance of up to $10 million in funds for the Transaction (the “BMO Advance”); and

•modify certain covenants and other provisions to permit certain indebtedness and liens of Ultra Pet and facilitate the Transaction.

The foregoing descriptions of the Purchase Agreement, the Transaction and the Seventh Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement and the Seventh Amendment, copies of which are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and are incorporated herein by reference.

The Purchase Agreement and the Seventh Amendment have been provided solely to inform investors of their terms. The representations, warranties and covenants contained in the Purchase Agreement and the Seventh Amendment were made only for the purposes of such agreement and as of specific dates and were made solely for the benefit of the parties to the Purchase Agreement and the Seventh Amendment and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by disclosures not reflected in the text of the Purchase Agreement or the Seventh Amendment and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, us. The Company’s stockholders and other investors are not third-party beneficiaries under the Purchase Agreement or the Seventh Amendment and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Seller, Sellers Equityholders, Ultra Pet, or BMO or any of their subsidiaries or affiliates.

Item 7.01	Regulation FD Disclosure.

On April 16, 2024, the Company issued a press release (the “Press Release”) announcing the execution of the Purchase Agreement described above. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may contain forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on the Company’s current expectations, estimates, forecasts and projections about the Company’s future performance, business, beliefs and management’s assumptions. In addition, the Company, or others on the Company’s behalf, may make forward-looking statements in other press releases or written statements, or in the Company’s communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Forward-looking statements can be identified by words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “assume,” “potential,” “strive,” and similar references to future periods.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially, including, but not limited to, those described in Item 1A, “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2024 and the Company’s most recent Annual Report on Form 10-K and from time to time in the Company’s other filings with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected, planned or otherwise expressed in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, the Company does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description of Exhibits

2.1*
Stock Purchase Agreement, dated April 16, 2024, by and among the Oil-Dri Corporation of America, Ultra Pet, LLC, Ultra Pet Company, Inc., and certain equityholders of Ultra Pet, LLC set forth on the signature page thereto.

10.1	Seventh Amendment to Credit Agreement, dated April 16, 2024, by and between Oil-Dri Corporation of America and BMO Bank N.A. (formerly known as BMO Harris Bank N.A.).
99.1	Press Release of the Company, dated April 16, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

 * The schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of the omitted schedules and similar attachments on a supplemental basis to the Commission or its staff, if requested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Laura G. Scheland
Laura G. Scheland
Chief Legal Officer

Date:  April 16, 2024